UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                           CURRENT REPORT Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          July 29, 2003
                                                 -----------------------------

                               CNB Bancorp, Inc
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            (Exact Name of Registrant as Specified in its Charter)

    New York                        17501                       14-1709485
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(State or Other            (Commission File Number)        (IRS Employer
Jurisdiction                                               Identification No.)
of Incorporation)

    12-24 North Main Street, Gloversville, New York             12078
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's Telephone Number, including Area Code            (518) 773-7911
                                                    --------------------------

                                     N/A
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        (Former Name or Former Address, if Changed Since Last Report)


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Item 7.  Financial Statements and Exhibits

        (a)      Not applicable.
        (b)      Not applicable.
        (c)      The following exhibits are included with this Report:

                 Exhibit 99                Press Release dated July 29, 2003


Item 9.   Regulation FD Disclosure

         The information contained in this report is being furnished pursuant to Item 12 of Form 8-K, but is being provided under Item 9 as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. On July 29, 2003, CNB Bancorp, Inc. issued a press release containing financial information and accompanying discussion for the quarter ended June 30, 2003. A copy of this press release is furnished as Exhibit 99 to this report on Form 8-K.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2003                    CNB Bancorp, Inc.


                                         /s/  George A. Morgan
                                         -------------------------
                                         George A. Morgan
                                         Executive Vice President
                                         & Chief Financial Officer


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                                EXHIBIT INDEX

Exhibit Number                      Exhibit Description
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Exhibit 99                          Press Release dated July 29, 2003

CNB Bancorp, Inc.                                    EXHIBIT 99

                      OVER 110 YEARS OF BANKING SERVICE

WILLIAM N. SMITH, PRESIDENT
GEORGE A. MORGAN, VICE PRESIDENT AND SECRETARY
MICHAEL J. FRANK, TREASURER
BRIAN R.. SEELEY, AUDITOR

July 29, 2003

                            FOR IMMEDIATE RELEASE

         CNB BANCORP, INC. ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE
                        RESULTS AND QUARTERLY DIVIDEND

GLOVERSVILLE, NY -- (BUSINESS WIRE) --

CNB Bancorp, Inc. announced operating results for the three and six month periods ended June 30, 2003. For the second quarter of 2003, net income was $982,000 as compared with $1,131,000 for the same period of last year. Expressed on a diluted per share basis, net income for the second quarter was $.44 versus $.49 last year, down 10.2%. For the first six months of 2003, net income was $2,065,000 as compared with $2,412,000 for the same period of last year. Expressed on a diluted per share basis, net income for the first six months was $.93 versus $1.05 last year, down 11.4%.

A cash dividend of $.19 per share was declared recently by the Board of Directors of CNB Bancorp, Inc. The dividend will be paid August 18, 2003 to shareholders of record as of August 11, 2003. The quarterly dividend of $.19 per share represents an increase of 5.6% compared to the third quarter of 2002.

William N. Smith, Chairman of the Board and President of CNB Bancorp, Inc. (OTCBB:CNBI) said the lower results for the second quarter of 2003 are primarily due to the decline in the net interest margin, fully tax effected, from 4.20% for the second quarter of 2002 to 3.72% for the second quarter of 2003. The first six-months of 2003 also declined from 4.26% in 2002 to 3.79% in 2003. The decline in the second quarter and first six months of 2003 was primarily caused by a sizable decrease in loan volume and repricing in the Company's investment portfolio, as higher yielding securities were called or paid down and were replaced by lower yielding securities. For the quarter ended June 30, 2003, average earning assets were $370,488,000 as compared with $349,879,000 for the same period in 2002, an increase of 5.9%. For the first six months of 2003, average earning assets were $370,767,000 as compared with $347,115,000 for the same period of 2002, an increase of 6.8%. Higher operating expenses also contributed to the decline in earnings for the second quarter and first six months of 2003.

CNB BANCORP, INC.                                            IMMEDIATE RELEASE
JULY 29, 2003                                 GLOVERSVILLE, NY (BUSINESS WIRE)

The Company's total assets reached $396,862,000 at June 30, 2003, or 5.3% above the $376,758,000 at June 30, 2002. Loans outstanding at June 30, 2003 were $175,013,000, down 8.9% from $192,168,000 at June 30, 2002. A decline in indirect auto and residential mortgage loans were the primary reasons for this decline. Deposits at June 30, 2003 were $306,738,000, an increase of 6.0% from $289,392,000 at June 30, 2002. The primary areas of growth were in NOW accounts and all segments of savings and time deposits.

Stockholders' equity at June 30, 2003 was $38,168,000 as compared to $36,625,000 at June 30, 2002. This resulted in an equity to total assets ratio of 9.6% as compared to 9.7% at June 30, 2002, a ratio that is over twice the regulatory minimum guideline of 4.0%.

CNB Bancorp, Inc. is a financial holding company with its principal office in Gloversville, New York. The company operates two subsidiaries: City National Bank & Trust Company, which provides a full range of personal and commercial banking products as well as personal and business trust services; and Hathaway Agency, Inc., which provides general insurance services.


This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook and credit quality. Actual results could differ materially from those indicated by these statements. CNB Bancorp's 2001 Annual Report to Shareholders and 2001 and 2002 periodic reports to the SEC, including the section of the Annual Report of Form 10-K for the year ended December 31, 2001 captioned "Forward-Looking Information," contain additional information about factors that could affect actual results.


                     CITY NATIONAL BANK AND TRUST COMPANY
                  PO. Box 873, GLOVERSVILLE, NEW YORK 12078
                   PHONE (518) 773-7911 FAX (518) 725-2730